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                                                                 EXHIBIT 3(ii)
                               RAYTHEON COMPANY

                         AMENDED AND RESTATED BY-LAWS

                                   ARTICLE 1

                                    OFFICES

      SECTION 1.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Dover, County of Kent.

      SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

      SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE 2

                           MEETINGS OF STOCKHOLDERS

      SECTION 2.1. Place of Meetings. Each meeting of stockholders of the Corporation shall be held at such place as the Board of Directors may designate in the notice of such meeting, but if no such designation is made, then at the principal business office of the Corporation.

      SECTION 2.2. Annual Meetings. (a) An annual meeting of stockholders for the purpose of electing directors and transacting such other business as may properly be brought before the meeting shall be held on (i) on the fourth Wednesday in May of each year at 2:00 p.m. (local time) unless such day is a legal holiday in which case the meeting shall be held on the next succeeding week day that is not a legal holiday or (ii) on such other date and at such other time as the Board of Directors may determine.

      (b) If for any reason any annual meeting shall not be held at the time herein provided, it may be held at any time thereafter, upon notice as provided in Section 2.4 of these By-Laws, or the business thereof may be transacted at any special meeting of stockholders called for that purpose.

      SECTION 2.3. Special Meetings. Unless otherwise required by statute and subject to the rights of holders of any class of preferred stock of the Corporation ("preferred stock"), special meetings of stockholders may be called only by (a) the Chairman of the Board of Directors (the "Chairman"),
(b) the Secretary at the written request of the Chairman or (c) the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Business transacted at any special meeting

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shall be confined to the purpose or purposes stated in the notice of such special meeting.

      SECTION 2.4. Notice of Stockholders' Meetings. Notice of each meeting of stockholders, stating the date, time and place, and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by statute. Such notice shall be in writing and delivered to stockholders as their addresses appear on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

      SECTION 2.5. Record Dates. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a future date as the record date, which shall not be more than 60 days (and, in the case of a meeting of stockholders, not less than 10 days) before the date of such meeting or any other action requiring a determination of stockholders.

      (b) If a record date has not been fixed as provided in preceding subsection (a), then:

            (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

            (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      (c) Only those who are stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the Corporation after the applicable record date.

      SECTION 2.6.  List of Stockholders.  The Secretary shall make, before each meeting of stockholders, an alphabetical list of stockholders entitled to vote thereat, showing the address of and number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder or such stockholder's agent or attorney authorized in writing


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("stockholder agent") for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting for which the list was prepared and continuing through the meeting, either at a place in the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. Such list shall be produced and kept at the time and place of meeting during the whole time thereof for inspection by any such stockholder or stockholder agent who is present.

      SECTION 2.7. Quorum and Adjournments. The holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), present in person or by proxy, shall constitute a quorum of stockholders for all purposes unless the representation of a different proportion is required by statute or by the Corporation's Certificate of Incorporation and, in such cases, the representation of the proportion so required shall constitute a quorum. Whether or not there is such a quorum, the person presiding at the meeting or the stockholders present or represented by proxy representing a majority of the shares present or represented may adjourn the meeting from time to time without notice (except as may be required by law) other than an announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

      SECTION 2.8. Voting by Stockholders. Except as may be provided in the Certificate of Incorporation, with respect to two or more classes or series of stock, stockholders entitled to vote shall have one vote for each share of stock entitled to vote that is registered in the stockholder's name on the record date for the meeting and a proportionate vote for each fractional share. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot whenever requested by any stockholder entitled to vote thereat, but unless so requested elections may be conducted in any manner approved at the meeting at which such election is held. Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast. Action on a matter other than the election of directors submitted to stockholders entitled to vote thereon at any meeting shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a different number of affirmative votes is required by statute or the Certificate of Incorporation.

      SECTION 2.9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided the proxy is in writing, signed by the stockholder or such stockholder's authorized representative and delivered to the Secretary. No proxy shall be voted after three years from its date, unless said proxy provides for a longer period.

      SECTION 2.10.  Inspectors.  The Board of Directors, before each meeting of the stockholders, shall appoint one or more inspectors of the vote.  Such inspector(s) shall first take and subscribe an oath or affirmation faithfully


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to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. If no inspectors have been appointed in advance of any such meeting by the Board of Directors or the appointed inspectors fail or refuse to act, then one or more inspectors, as the case may be, shall be appointed for the meeting by the person presiding thereat. Such inspector(s) shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the person presiding at such meeting, as the case may be. Except as otherwise provided by these By-Laws or required by statute, such inspector(s) shall also decide all questions touching upon the qualification of voters, the validity of proxies and ballots and the acceptance and rejection of votes. The Board of Directors shall have the authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

      SECTION 2.11. Presiding Officer. The Chairman shall preside as chairman of stockholder meetings and shall determine (a) the order and conduct of business, (b) all matters of procedure and (c) whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 2.12 of these By-Laws. In the absence of the Chairman, the officer chosen by the Board of Directors shall assume the duties of the Chairman specified in this Section 2.11.

      SECTION 2.12.  Stockholder Nominations and Proposals.

      (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

            (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(a)(i) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving


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of a stockholder's notice as described above.  Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) as they may from time to time be amended or supplemented; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (II) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

            (iii) Notwithstanding anything in the second sentence of paragraph
(a) (ii) of this By-Law to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this By-Law is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special


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meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

      (c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

            (ii) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (iii) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(B) of the holders of any series of preferred stock to elect directors under specified circumstances.

                                   ARTICLE 3

                                   DIRECTORS

      SECTION 3.1. Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things which are not by statute or by the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

      SECTION 3.2. Number, Election and Terms of Office. (a) Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time within the limits provided by the Certificate of Incorporation by the affirmative vote of a majority of the Whole Board.

      (b)  The directors, other than those who may be elected by the holders


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of any class or series of preferred stock, shall be divided, with respect to the time for which they severally hold office, into three classes, each class being as nearly equal as possible. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

      (c) All directors so elected shall hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal.

      SECTION 3.3. Vacancies. Except where the terms of any class or series of preferred stock require the election of one or more directors by the holders of such preferred stock voting as a single class and except to the extent the Board of Directors determines otherwise, vacancies occurring on the Board of Directors and newly-created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of directors to which such director has been elected expires and until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in a manner permitted by statute or these By-Laws. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 3.4. Removal. Subject to the rights of the holders of any class or series of preferred stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of all of the then outstanding shares of Voting Stock.

      SECTION 3.5. Resignation. Any director may resign at any time upon written notice to the Corporation. A resignation shall be effective as of the time specified in the notice without acceptance thereof unless otherwise specified in such notice.

      SECTION 3.6. Place of Meetings. The place of any meeting of the Board of Directors may be either in or outside the State of Delaware.

      SECTION 3.7. Annual Meetings. Annual meetings of the Board of Directors shall be held without notice other than this By-Law each year on the same day and at the same place as the stockholders' annual meeting for such year.

      SECTION 3.8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

      SECTION 3.9.  Special Meetings.  Special meetings of the Board of


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Directors shall be called at the request of the Chairman or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the date, time and place of the meetings.

      SECTION 3.10. Notice of Meetings. (a) Notice of each special meeting of the Board of Directors shall be given to each director at his or her address appearing on the records of the Corporation in accordance with the provisions of this Section 3.10.

      (b) Notices to directors shall be delivered personally or given by telegram, cable, telephone, facsimile, wireless, first class mail or an overnight delivery service.

            (i) Notice to directors by first class mail shall be deemed adequately given when deposited in the United States mails at least 5 business days before the meeting.

            (ii) Notice to directors by overnight delivery service shall be deemed adequately given when the notice is delivered to the overnight delivery service at least one day before the meeting.

            (iii) Notice to directors by personal delivery, telegram, cable, telephone, facsimile or wireless shall be given a reasonable time before the meeting but in no event less than one hour before the meeting. Notice by telegram or cable shall be deemed to be adequately given when the telegram or cable addressed to the director is delivered to the telegraph company. Notice by telephone, facsimile or wireless shall be deemed to be adequately given when transmitted by telephone, facsimile or wireless to the telephone number, facsimile number or wireless call designation appearing on the records of the Corporation for the director (regardless of whether the director shall have personally received such telephone call, facsimile or wireless message).

      (c) Meetings of the Board of Directors may be held at any time and for any purpose without notice when all members of the Board of Directors are present or if those not present waive notice of the meeting in accordance with
Section 4.1.

      SECTION 3.11. Quorum and Voting. (a) Except as provided in Section 3.3, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. (b) The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Directors present at a meeting at which a quorum initially is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

      SECTION 3.12.  Informal Action.  Unless otherwise restricted by the
Certificate of Incorporation, any action required or permitted to be taken at

     PAGE 9

any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all directors or by all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

      SECTION 3.13. Attendance by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      SECTION 3.14. Committees. (a) The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Whole Board, designate and appoint from the directors committees of two or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies and to discharge any such committee.

      (b) There shall be an Executive Committee of the Board of Directors consisting of not less than three nor more than eight members of the Board, as the Board shall from time to time determine. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent limited by resolution of the Board of Directors or by statute. The Executive Committee shall report its actions to the Board of Directors, which shall have the right to amend, modify or rescind any resolution of the Executive Committee with prospective effect.

      (c) The Board of Directors may make rules for the holding and conduct of meetings of its committees, but no such rule shall provide that less than two members of the Executive Committee shall constitute a quorum for the transaction of business at a meeting thereof.

      SECTION 3.15. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors of which they are members. The Board of Directors shall fix compensation of all directors for their services to the Corporation as directors and for their services to the Corporation as members of committees of the Board of Directors.

                                   ARTICLE 4

                               WAIVER OF NOTICE

      SECTION 4.1.  Waiver of Notice.  Whenever any notice is required, a waiver thereof signed by the person entitled to such notice, whether before or

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after the time stated therein, shall be deemed equivalent thereto.  Attendance of any person at any meeting of stockholders or directors shall constitute a waiver of notice of such meeting, except when such person attends only for the express purpose of objecting, at the beginning of the meeting (or in the case of a director's meeting, promptly upon such director's arrival), to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   ARTICLE 5

                                   OFFICERS

      SECTION 5.1. Designation; Number; Election. (a) The Board of Directors shall elect a chairman of the Board of Directors, a chief financial officer, general counsel and a secretary. The Board may elect such other officers and agents as the Board deems necessary or appropriate. The Chairman shall be chosen from the directors.

      (b) In addition to the officers elected by the Board of Directors, the Chairman at any time may appoint a controller, a treasurer, and one or more vice presidents, assistant controllers, assistant treasurers, assistant general counsel and assistant secretaries.

      (c)  One person may hold more than one office at the same time.

      SECTION 5.2. Term of Office; Removal; Vacancies. (a) The term of each officer elected by the Board of Directors shall be one year and continue until his or her successor is chosen and qualified or until his or her earlier death, resignation or removal. Any officer elected by the Board of Directors may be (i) suspended, at any time, by the Chairman until the Board of Directors convenes, and (ii) removed at any time by the affirmative vote of the Whole Board. Vacancies occurring among officers elected by the Board of Directors may be filled at any time by the Board of Directors.

      (b)  Appointed officers shall serve at the pleasure of the Chairman.

      (c) All agents and representatives of the Corporation shall hold office only during the pleasure of the Board of Directors or the officer appointing them.

      SECTION 5.3. Compensation of Officers. The Board of Directors shall have the authority to fix compensation of the officers elected by it. The Chairman and/or such officers as the Chairman may designate shall have the authority to fix compensation of all other officers of the Corporation.

      SECTION 5.4. Chairman of the Board of Directors. (a) Subject to control and supervision by the Board of Directors, the Chairman shall have general management and oversight of the administration and operation of the Corporation's business and general supervision of its policies and affairs. He or she shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

      (b) The Chairman shall (i) be the chief executive officer of the Corporation and have the powers and perform the duties incident to that position; (ii) have power to appoint officers for any operating division who, as such, shall not be officers of the Corporation; and (iii) have such other powers and perform such other duties provided in these By-Laws or as may be assigned by the Board of Directors.

      SECTION 5.5. Chief Financial Officer. Subject to control and supervision by the Board of Directors and the Chairman, the Chief Financial Officer shall have the powers and duties assigned by the Board of Directors or the Chairman and have the usual powers and duties pertaining to the office.

      SECTION 5.6. General Counsel. Subject to control and supervision by the Board of Directors and the Chairman, the General Counsel shall be chief legal officer of the Corporation; have such other powers and duties provided in these By-Laws or assigned by the Board of Directors or the Chairman; and have the usual powers and duties pertaining to the office.

      SECTION 5.7. Assistant General Counsel. The assistant general counsel shall have the power and duties provided in these By-Laws or assigned by the Chairman or General Counsel. In the absence or disability of the General Counsel, they shall have all his or her powers and duties.

      SECTION 5.8. Secretary. Subject to control and supervision by the Board of Directors and by the Chairman or such officer as the Chairman may designate, the Secretary shall attend and record proceedings of meetings of stockholders and directors; have such other powers and duties provided in these By-Laws or assigned by the Board of Directors or the Chairman or such officer as the Chairman may designate; and have the usual powers and duties pertaining to the office.

      SECTION 5.9. Assistant Secretaries. The assistant secretaries shall have the powers and duties provided in these By-Laws or assigned by the Chairman or the Secretary. In the absence or disability of the Secretary, they shall have all his or her powers and duties.

      SECTION 5.10. President. Subject to control and supervision by the Board of Directors and the Chairman, the President shall have the powers and duties provided in these By-Laws or assigned by the Board of Directors or the Chairman and have the usual powers and duties pertaining to the office.

      SECTION 5.11. Vice Presidents. Each vice president shall have the powers and duties provided in these By-Laws or assigned by the Board of Directors, the Chairman or the President. The Chairman may designate one or more of such vice presidents as executive, senior or assistant vice presidents.

      SECTION 5.12. Controller. Subject to control and supervision by the Board of Directors and the Chairman or such officer as the Chairman may designate, the Controller shall be in charge of the accounts of the Corporation and its subsidiaries and maintain adequate records of all assets, liabilities and business transactions; have such other powers and duties provided in these By-Laws or assigned by the Board of Directors or the Chairman or such officer as the Chairman may designate; and have the usual powers and duties pertaining to the office.

      SECTION 5.12. Assistant Controllers. The assistant controllers shall have the powers and duties provided in these By-Laws or assigned by the Chairman or Controller. In the absence or disability of the Controller, they shall have all his or her powers and duties.

      SECTION 5.13. Treasurer. Subject to control and supervision by the Board of Directors, the Chairman or such officer as the Chairman may designate, the Treasurer shall propose financial policies, negotiate loans and have custody of the funds and securities of the Corporation; have such other powers and duties provided by these By-Laws or assigned by the Board of Directors or the Chairman or such officer as the Chairman may designate; and have the usual powers and duties pertaining to the office.

      SECTION 5.14. Assistant Treasurers. The assistant treasurers shall have the powers and duties provided in these By-Laws or assigned by the Chairman or the Treasurer. In the absence or disability of the Treasurer, they shall have all his or her powers and duties.

      SECTION 5.16. Delegation. The Board of Directors may from time to time assign or delegate the powers, authorities or duties of the Chairman, the President or any officer or agent to any other officers or agents, notwithstanding any other provision hereof.

                                   ARTICLE 6

                     STOCK CERTIFICATES AND THEIR TRANSFER

      SECTION 6.1. Stock Certificates. (a) Certificates for shares of stock of the Corporation shall be signed by the either the Chairman or the President or any executive or senior vice president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary and shall not be valid unless so signed. Such certificates shall be appropriately numbered and contain the name of the registered holder, the number of shares and the date of issue. If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.

      (b) In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

      (c) During any period when more than one class of shares of the Corporation is authorized, there shall be set forth on the face or back of certificates issued to represent each class or series of shares a statement that the Corporation will furnish without charge to each stockholder who so requests the designation, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      SECTION 6.2. Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction. No certificate shall be issued in exchange for any certificate until the former certificate for the same number of shares of the same class and series shall have been surrendered and canceled, except as provided in Section 6.4.

      SECTION 6.3. Regulations. The Board of Directors shall have authority to make rules and regulations concerning the issue, transfer and registration of certificates for shares of the Corporation.

      SECTION 6.4. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or certificates for shares in place of any issued certificate alleged to have been lost, stolen or destroyed upon such terms and conditions as the Board of Directors may prescribe.

      SECTION 6.5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly required by statute.

      SECTION 6.6. Transfer Agents and Registrars. The Board of Directors may from time to time appoint a transfer agent and a registrar in one or more cities, may require all certificates evidencing shares of the Corporation to bear the signatures of a transfer agent and a registrar, may provide that such certificates shall be transferable in more than one city and may provide for the functions of transfer agent and registrar to be combined in one agency.

                                   ARTICLE 7

                                INDEMNIFICATION

      SECTION 7.1.  Litigation Brought By Third Parties.  The Corporation
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal
(other than an action by or in the right of the Corporation) (an "Action") by reason of the fact that he or she is or was a director or officer of the
Corporation (a "Corporate Person"), or is or was serving at the request of the
Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (collectively, an "Authorized
Capacity") of or for another corporation, unincorporated association, business trust, partnership, joint venture, employee benefit plan, individual or other
legal entity, whether or not organized or formed for profit (collectively,
"Another Entity"), against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action ("Expenses") if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful.

      SECTION 7.2. Litigation by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Person, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against Expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such Action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of equity or other court shall deem proper.

      SECTION 7.3. Successful Defense. To the extent that a person who is or was a Corporate Person or who is or was serving in an Authorized Capacity of or for Another Entity at the request of the Corporation and has been successful on the merits or otherwise in defense of any Action referred to in
Section 7.1 or 7.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

      SECTION 7.4.  Determination of Conduct.  Any indemnification under
Section 7.1 or 7.2 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 7.1 or 7.2. Such determination shall be made (a) by the Board of Directors by a majority vote consisting of directors not at the time parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

      SECTION 7.5. Advance Payment. The Corporation shall advance Expenses reasonably incurred by any Corporate Person in any Action in advance of the final disposition thereof upon the undertaking of such party to repay the advance unless it is ultimately determined that such party is entitled to indemnification hereunder, if (a) the indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in Section 7.1 or 7.2 and (b) a determination is made by those making the decision pursuant to Section 7.4 that the facts then known would not preclude indemnification under these By-Laws.

      SECTION 7.6. By-Law Not Exclusive. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 7.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the General Corporation Law of the State of Delaware.

      SECTION 7.8. Further Indemnification. The Chairman may grant to any employee or agent of the Corporation or its affiliates rights to indemnification and to be paid expenses incurred in defending any proceeding in advance of its final disposition.

      SECTION 7.9. Definition of Corporation. For purposes of this Article 7, references to "the Corporation" shall include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 7 with respect to the surviving or resulting corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

      SECTION 7.10. Change in Law. Notwithstanding the foregoing provisions of Article 7, the Corporation shall indemnify any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity to the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable law, as may from time to time be in effect.

      SECTION 7.11. Jurisdiction in Court of Chancery. The Delaware Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under
Section 145, Chapter 1, Title 8, Delaware Code or these By-Laws or under any agreement, vote of stockholders or disinterested directors, or otherwise. The Delaware Court of Chancery may summarily determine the Corporation's obligation to advance Expenses.

                                   ARTICLE 8

                                    GENERAL

      SECTION 8.1. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 each year.

      SECTION 8.2.  Voting and Transfer of Stock in Other Corporations.
Unless the Board of Directors shall have otherwise provided generally, or in a specific instance, the Chairman, the President or any Vice President acting singly may (i) execute and deliver on behalf of the Corporation proxies on stock owned by the Corporation appointing a person or persons to represent and vote such stock at any meeting of stockholders, with full power of substitution, and alter or rescind such appointment; (ii) attend and vote at any meeting of stockholders of any corporation in which the Corporation holds stock; (iii) exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised if present; and (iv) execute and deliver such forms of transfer or assignment customary or necessary to effect a transfer of stock or other securities standing in the name of the Corporation.

      SECTION 8.3. Employee Welfare and Benefit Plans. The Board of Directors may provide, alter or terminate welfare and benefit plans for the directors, officers and employees of the Corporation and its affiliates.

      SECTION 8.4. Severability. If any provision of these By-Laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these By-Laws and the application of such provision to other persons or circumstances shall not be affected thereby.

      SECTION 8.5. Amendments. These By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less that two days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these By-Laws, the affirmative vote of the holders of at least 80 percent of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-Laws.